                                                                       EXHIBIT 1

                      COLUMBIA/HCA HEALTHCARE CORPORATION

                               MEDIUM-TERM NOTES

                                TERMS AGREEMENT
                                ---------------

                                  JULY 2, 1996


Columbia/HCA Healthcare Corporation
One Park Plaza
Building 3
Nashville, Tennessee 37203

Dear Sirs:

     Subject to the terms and conditions set forth herein, Salomon Brothers Inc, CS First Boston Corporation, Dean Witter Reynolds Inc. and Bear, Stearns & Co. Inc. (collectively referred to herein as the "Underwriters" or the "Agents") offer to purchase, severally and not jointly, and Columbia/HCA Healthcare Corporation (the "Company") agrees to sell (i) $100,000,000 of 6 7/8% Notes due July 15, 2001 (the "Notes") and (ii) $100,000,000 of 7 3/4% Debentures due July 15, 2036 (the "Debentures"), each a series of the Company's Medium-Term Notes, set forth opposite their respective names below at the purchase price listed below. The Notes and the Debentures are referred to collectively as the "Securities."

                                   PRINCIPAL AMOUNT       PRINCIPAL AMOUNT
     UNDERWRITER                       OF NOTES             OF DEBENTURES
     ------------                  ----------------       ----------------
Salomon Brothers Inc                 $ 25,000,000           $ 25,000,000
Bear, Stearns & Co. Inc.               25,000,000             25,000,000
CS First Boston Corporation            25,000,000             25,000,000
Dean Witter Reynolds Inc.              25,000,000             25,000,000
                                     ------------           ------------
Total                                $100,000,000           $100,000,000
                                     ============           ============

     The Notes shall have the following terms:

Aggregate Principal Amount                  $100,000,000

Interest Rate:                              6 7/8% per annum

Maturity Date:                              July 15, 2001

Purchase Price:                             99.101%

Underwriting Discount:                      0.50%

Initial Offering Price to Public:           99.601%

Interest Payable:                           Semi-annually on July 15 and January
                                            15 of each year, commencing January
                                            15, 1997

Record Dates:                               July 1 and January 1

Optional Redemption Terms:                  None

Optional Repayment Terms:                   None

Settlement Date (Original Issue Date) and   July 8, 1996
 Time:                                      10:00 a.m.

Delivery of Notes:                          The Notes shall be delivered through
                                            the facilities of The Depository
                                            Trust Company to Salomon Brothers
                                            Inc's DTC participant account
                                            (account number 274) against payment
                                            to the Company of the purchase price
                                            of the Notes in immediately
                                            available funds

     The Debentures shall have the following terms:


Aggregate Principal Amount:                 $100,000,000

Interest Rate:                              7 3/4% per annum

Maturity Date:                              July 15, 2036

Purchase Price:                             98.353%

Underwriting Discount:                      .875%

Initial Offering Price to Public:           99.228%

Interest Payable:                           Semi-annually on July 15 and
                                            January 15 of each year, commencing
                                            January 15, 1997

Record Dates:                               July 1 and January 1

Optional Redemption Terms:                  None

Optional Repayment Terms:                   None

Settlement Date (Original Issue Date) and   July 8, 1996
 Time:                                      10:00 a.m.

Delivery of Notes:                          The Debentures shall be delivered
                                            through the facilities of The
                                            Depository Trust Company to Salomon
                                            Brothers Inc's DTC participant
                                            account (account number 274) against
                                            payment to the Company of the
                                            purchase price of the Debentures in
                                            immediately available funds.

     All of the provisions contained in the Distribution Agreement, dated July 11, 1994 (the "Distribution Agreement"), among the Company, Goldman Sachs & Co., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc, are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.

     In accordance with Section 1(a) of the Distribution Agreement, this will also confirm that the Company has appointed Bear, Stearns & Co. Inc. ("Bear Stearns") CS First Boston Corporation ("First Boston"), and Dean Witter Reynolds Inc. ("Dean Witter"), as temporary Agents, on the basis set forth below, for the sole purpose of acting as Agents under the Distribution Agreement from the date hereof with respect to and only until the closing relating to the Securities.

     Bear Stearns, First Boston and Dean Witter will serve as Agents and be parties to the Distribution Agreement and shall be entitled to the benefits of all of the provisions of the Distribution Agreement as if originally named as Agents under the Distribution Agreement only until the closing relating to the Securities.

     In consideration of the Company's appointment of Bear Stearns, First Boston and Dean Witter as temporary Agents under the Distribution Agreement in connection with the offering, issuance and sale of the Securities, Bear Stearns, First Boston and Dean Witter hereby agree to perform all of the duties and obligations assumed by an Agent under the Distribution Agreement and agrees to be bound by and comply with, all of the provisions of the Distribution Agreement as fully as though it were a signatory to the Distribution Agreement.

     If one or more of the Underwriters shall fail at the Settlement Date to purchase the principal amount of the Securities which it or they are obligated to purchase under this Terms Agreement (the "Defaulted Securities"), the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of such non-defaulting

Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth herein and in the Distribution Agreement; if, however, such non-defaulting Underwriters shall not have completed such arrangements within such 24-hour period, then:

         (a) if the principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder for the Securities bear to the underwriting obligations of all non-defaulting Underwriters for the Securities, or

         (b) if the principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities, this Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Terms Agreement shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Terms Agreement, either the non-defaulting Underwriters for the Securities or the Company shall have the right to postpone the Settlement Date for the Securities for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements.

     The Company hereby authorizes the Underwriters to utilize a selling or dealer group in connection with the resale of the Securities. The Company agrees that in connection with the purchase of the Securities by the Agents as principal, between the date of this Terms Agreement and the Settlement Date with respect to such purchase, it will not, without prior written consent of the Agents, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Securities that are to be sold pursuant to this Terms Agreement and commercial paper in the ordinary course of business).

     The following documents will be required by the Underwriters;

         (a) Officer's Certificate pursuant to Section 7(b) of the Distribution Agreement.

         (b) Legal Opinion pursuant to Section 7(c) of the Distribution
             Agreement.

         (c) Comfort Letter pursuant to Section 7(d) of the Distribution Agreement.

     Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                  SALOMON BROTHERS INC
                                  as representatives of the several underwriters

                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________



CONFIRMED AND ACCEPTED,
as of the date first written above:


COLUMBIA/HCA HEALTHCARE CORPORATION


By:________________________________
Name:______________________________
Title:_____________________________